UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 30, 2009

Date of Report (Date of earliest event reported)

Commission File Number: 333-153534

Platinum Studios, Inc.

(Exact name of registrant as specified in its charter)

California, United States

(State or other jurisdiction of incorporation or organization)

20-5611551

(I.R.S. Employer ID Number)

11400 W. Olympic Blvd., 14th Floor, Los Angeles, California 90064

(Address of principal executive offices) (Zip code)

(310) 807-8100

(Issuer's telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.

     On June 30, 2009, Platinum Studios, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Wowio LLC, a Pennsylvania limited liability (“Wowio Penn”), Wowio LLC, a Texas limited liability company (“Wowio Texas”), and Brian Altounian (“Altounian”), the Company’s President, Chief Operating Officer and Principal Financial and Accounting Officer as well and sole owner of Alliance Acquisitions, Inc. Alliance Acquisitions is the sole member (“ Alliance”) of Wowio Texas.

     Pursuant to the Agreement (attached hereto as Exhibit 10.11), Wowio Texas and the Company agreed that Company would exchange all of the issued and outstanding membership interests of Wowio Penn (the “Wowio Penn Membership Interests”) for the total purchase consideration of $3,150,000. The parties agree that the total consideration would be comprised of the following: (1) the assumption by Wowio Texas of an aggregate of $1,068,288.45 in debt owed by the Company to those individuals (the “Platinum Creditors”) to be set forth on a Schedule (“Platinum Assumed Liabilities”); (2) acknowledged existing debt of Wowio Penn existing as of the closing date in the aggregate amount of $567,760.11 (the “Existing Wowio Penn Liabilities”), and (3) an additional $1,513,936 to be paid via a royalty of 20% of gross revenues generated by Wowio Penn, its successors and assigns (the “Purchase Consideration Balance”) after which the royalty rate would decrease to 10%, and remain at 10% in perpetuity. The Wowio Penn Membership Interests would be restricted against resale pursuant to the provisions of Federal and state securities laws. The Wowio Penn Membership Interests to be tendered will represent all of the issued and outstanding capital interests of Wowio Penn. In order to complete the transactions contemplated by the Agreement, the Company also entered into an Assignment and Assumption Agreement (Exhibit 10.12) .

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.11	Securities Purchase Agreement between the Company, Wowio, LLC, and Altounian, dated June 30, 2009

Exhibit 10.12	Assignment and Assumption Agreement between the Company, Wowio, LLC, and Altounian, dated June 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2009

PLATINUM STUDIOS, INC.

/s/ Scott Mitchell Rosenberg

Scott Mitchell Rosenberg

Chief Executive Officer